                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT is dated as of June 24, 1999 (the "Agreement"), effective as of April 22, 1999 (the "Effective Date"), by and between U.S. Foodservice, Inc., a Delaware corporation with its principal place of business at 9755 Patuxent Woods Drive, Columbia, Maryland 21046 (the "Company") and George T. Megas, residing at 5902 Mosswood Lane, McLean, Virginia 22101 (the "Executive").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Company has agreed to employ the Executive as Senior Vice President and Chief Financial Officer and the Executive has agreed to be employed by the Company, in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.   Term.  The Company hereby employs the Executive, and the Executive
          ----
hereby accepts such employment, for a term commencing as of the date hereof and ending at the close of business on June 30, 2002, unless sooner terminated in accordance with the provisions of Section 4. The period described in the immediately preceding sentence shall hereinafter be referred to as the "Initial Term." On June 30, 2000, and on each subsequent anniversary of such date (each such date being referred to herein as a "Renewal Date"), the term of this Agreement shall automatically be extended for successive one-year periods (an "Extension Period") unless either of the parties hereto provides written notice to the other on or before the applicable Renewal Date of such party's intention to terminate this Agreement at the end of the Initial Term or Extension Period, as applicable (or at such earlier date as may be permitted pursuant to Section
4.3 or 4.4) (i.e., on June 30, 2000, the last day of the Term shall be extended from June 30, 2002 to June 30, 2003, on June 30, 2001, the last day of the Term shall be extended from June 30, 2003 to June 30, 2004, and so on). The Initial Term and any applicable Extension Period(s) shall hereinafter be referred to collectively as the "Term." Except as explicitly set forth herein, neither party may terminate the Executive's employment during the Term.

     2.   Duties.  The Executive, in his capacity as Senior Vice President and
          ------
Chief Financial Officer, shall perform diligently and to the best of his ability for the Company the duties of such office and all such other duties as assigned from time to time to the Executive by the Company. The Executive shall devote substantially all of his time and effort to the performance of his duties hereunder.

     3.   Compensation.
          ------------

          3.1  Salary. The Company shall pay the Executive during the Initial
               ------
Term a minimum base salary at the rate of $225,000 per annum (the "Base Salary"), payable in accordance with the Company's payroll procedure in effect or as hereinafter amended from time to time, less deductions as shall be required to be withheld by applicable law and regulations. During the Term,
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the Executive's Base Salary shall be reviewed at least annually, shall not be decreased after any increase and shall be in such amount as the Company and the Executive shall agree upon from time to time.

          3.2  Bonus. In addition to Base Salary, the Executive shall be
               -----
provided, for each fiscal year ending during the Term, an annual bonus opportunity in cash and stock-based incentives at least equal to 80% of the Executive's Base Salary (the "Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. Notwithstanding the foregoing, with respect to the fiscal year of the Company ending July 3, 1999, the Annual Bonus opportunity shall be a blended rate of 60% (the target bonus opportunity available to the Executive for the portion of such fiscal year prior to the Effective Date) and 80%, based on the portion of such fiscal year with respect to which each such percentage was in effect during the fiscal year.

          3.3  Benefits.
               --------

          (a)  Savings and Retirement Plans. During the Term, the Executive
               ----------------------------
shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its subsidiaries, but after the Change Date, in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its subsidiaries for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change Date or if more favorable to the Executive, those provided generally at any time after the Change Date to other peer executives of the Company and its subsidiaries.

          (b)  Welfare Benefit Plans.  During the Term, the Executive and/or the
               ---------------------
Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its subsidiaries, but, after the Change Date, in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change Date or, if more favorable to the Executive, those provided generally at any time after the Change Date to other peer executives of the Company and its subsidiaries.

          (c)  Expenses. During the Term, the Executive shall be entitled to
               --------
receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

          (d)  Fringe Benefits. During the Term, the Executive shall be entitled
               ---------------
to fringe

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benefits, including, without limitation, tax and financial planning services, payment of club dues, use of an automobile and payment of related expenses, as generally provided to other peer executives of the Company, provided that after the Change Date such benefits shall be in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect for the Executive at any time during the 120-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its subsidiaries. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, the Company shall, during the Term, pay all of the Executives dues and membership assessments of one (1) country club in the geographical vicinity of the Company's headquarters as mutually selected by the Executive and the Company from time to time, and such other club memberships as are determined by the Executive and the Company to be useful in connection with the Executive's duties on behalf of the Company. The Company shall also reimburse the Executive for all reasonable expenses incurred at such club(s) on behalf of the Company. In addition, without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, the Executive shall be entitled, during the Term, at the Company's expense, to the full use of a new car (including adequate insurance for the Executive, automobile and occupants and full maintenance and operating costs necessary and appropriate to maintain such car in prime and safe operating condition). In the event the Executive's employment with the Company terminates for any reason other than for Cause (as defined in Section 4.2), the Executive shall furthermore be offered the option to acquire the car at the lesser of the book value of the car at the time of the Executive's termination of employment or the lease purchase price provided for in any car lease between the Company and any third party lessor at the time of the Executive's termination of employment. The option to purchase after termination as provided for herein shall be exercised by the Executive no later than 90 days after termination of employment.

          (e)  Vacation. During the Term, the Executive shall be entitled to at
               --------
least four weeks of paid vacation per calendar year. The Executive shall have the right to accrue and carry forward unused vacation.

     4.   Termination.
          -----------

          4.1  Termination Upon Death or Disability. If the Executive dies
               ------------------------------------
during the Term, this Agreement shall terminate as of the date of the Executive's death. If the Executive by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for a period in excess of six (6) consecutive or non-consecutive months out of any consecutive twelve (12) month period, the Company shall have the right, on not less than thirty (30) days notice, to terminate the employment of the Executive upon notice in writing to the Executive. During the term of ill health or disability, the Executive shall be compensated only as provided by any applicable Company disability policy then in effect and available to other employees of the Company. Upon termination due to death or disability, the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive any salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination. No provision of this Agreement shall limit any of the Executive's rights under any insurance, pension or other benefit programs of the Company for

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which the Executive shall be eligible at the time of such death or disability.

          4.2  Termination by the Company For Cause. The Company may, at any
               ------------------------------------
time during the Term after the occurrence of an event constituting Cause (as defined below), terminate the Executive's employment hereunder in accordance with the procedures described below in this Section 4.2. The Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of termination for Cause other than salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination in accordance with Section 3.3(c). For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this Section 4.2, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. References in this paragraph to the "Board" shall refer to the board of directors of U.S. Foodservice.

          4.3  Other Termination by the Company. Notwithstanding anything
               --------------------------------
contained herein to the contrary (including, without limitation, the provisions of Section 1), the Company may terminate the Executive's employment for any reason, or for no reason, either during the Initial Term or during any Extension Period upon written notice. In the event of such termination, the Company shall notify the Executive of the date of termination, which date may be at any time up to and including six (6) months following the date of written notice. The Executive shall continue to perform his duties hereunder through the date of termination

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determined by the Company.

     In the event the Company terminates the Executive's employment in accordance with this Section 4.3, the Company shall pay to the Executive an amount determined in accordance with Section 4.6, below and provide the benefits provided in such Section. Except for the payments and benefits provided in
Section 4.6, the Executive shall have no right to receive any further compensation or benefit hereunder on and after the termination date.

          4.4  Other Termination by the Executive. Notwithstanding anything
               ----------------------------------
contained herein to the contrary (including, without limitation, the provisions of Section 1), the Executive may terminate the Executive's employment hereunder for any reason, or for no reason, either during the Initial Term or during any Extension Period upon written notice given not less than ninety (90) days prior to the date of termination of employment. The Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the notice of termination other than salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination in accordance with Section 3.3(c).

          4.5  Definition of Good Reason. The Executive's employment may be
               -------------------------
terminated by the Executive for Good Reason (as hereinafter defined). For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location outside of the Baltimore/Washington metropolitan area or more than thirty (30) miles from the Company's current headquarters facility in Columbia, Maryland or the Company's requiring the Executive to travel on Company business after the Change Date to a substantially greater extent than required immediately prior to the Change Date; or

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

For purposes of this Section 4.5, any good faith determination of "Good Reason" made by the

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Executive after the Change Date shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the date six months after the Change Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

          4.6  Change of Control and Termination without Cause or with Good
               ------------------------------------------------------------
Reason Provisions.
-----------------

               4.6.1. Certain Definitions.
                      -------------------

               (a) The "Change Date" shall mean the first date during the Change of Control Period (as defined in Section 4.6.1(b)) on which a Change of Control (as defined in Section 4.6.2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and the Executive's employment with the Company is terminated by the Company or the Executive terminates his employment for Good Reason (as defined in Section 4.5) prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement the "Change Date" shall mean the date immediately prior to the date of such termination of employment.

               (b) The "Change of Control Period" shall mean the period commencing on the date of a Change of Control and ending on the third anniversary thereof.

               4.6.2. Change of Control. For the purpose of this Agreement, a
                      -----------------
"Change of Control" shall mean any of the following events:

               (a) Individuals who, as of the date hereof, constitute the Board of Directors of U.S. Foodservice ("USF") (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if any individual becoming a director subsequent to the date hereof whose election, or nomination for election by USF's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined in Section 4.6.2(b)) other than the Board; or

               (b) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of USF's stock generally entitled to vote for the election of directors ("Voting Stock") or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of USF or other transaction (a "Business Transaction"), in each case, unless, following such Business Transaction, (i) no Person (excluding any employee benefit plan (or related trust) of USF or such corporation resulting from such Business Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of Voting Stock of USF or the corporation resulting from such Business Transaction and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Transaction; or

          (c) Approval by the shareholders of USF of a complete liquidation or dissolution of USF.

          4.6.3. Obligations of the Company Upon Certain Terminations.
                 ----------------------------------------------------

          (a)    Termination without Cause, Non-renewal during Change of Control
                 ---------------------------------------------------------------
Period, or Termination with Good Reason. If (1) the Company shall terminate the
---------------------------------------
Executive's employment other than pursuant to Section 4.1 or 4.2 (death, Disability or Cause) or (2) the Company shall, after the Change Date, elect not to renew the Term of this Agreement at the expiration of the Initial Term or any Extension Period (other than at the expiration of any such Term ending on or after the last day of the Change of Control Period) or (3) the Executive shall terminate employment for Good Reason:

                 (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                              (A)  the sum of (1) the Executive's annual Base
Salary through the date of termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the highest Annual Bonus (annualized the case of any partial year) paid to the Executive with respect to any of the three fiscal years ending prior to the date of termination (provided that if the date of termination occurs prior to the end of the Company's 2002 fiscal year, such amount shall be not less than 80% of the Executive's annual Base Salary), and
(II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Term, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                              (B)  the amount equal to the product of (1) three
and (2) the sum of (x) the Executive's annual Base Salary as in effect at the date of termination and (y) the Highest Annual Bonus; and

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                 (ii)  for three years after the Executive's date of
termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Sections 3.3(b) and 3.3(d) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the date of termination and to have retired on the last day of such period; and

                      (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its subsidiaries (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               4.6.4. Certain Additional Payments by the Company.
                      ------------------------------------------

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (including, without limitation, amounts attributable to the acceleration of vesting of stock options), but determined without regard to any additional payments required under this Section 4.6.4) (a "payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment , the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 4.6.4(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced

Amount.

               (b) Subject to the provisions of Section 4.6.4(c), all determinations required to be made under this Section 4.6.4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4.6.4, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.6.4(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall make a payment of any Excise Tax, the Accounting firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim,

                    (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                    (iv) permit the Company to participate in any proceeding relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.6.4(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4.6.4(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4.6.4(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4.6.4(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          4.7    Coordination of Provisions. In the event that the Executive's
                 --------------------------
employment with the Company terminates under circumstances governed by both
Section 4.6 and Section 4.3,
only that section which provides the greater benefit to the Executive shall apply.

          4.8    Execution of Release. As a condition to the Company's
                 --------------------
obligation to pay any form of severance to the Executive upon the termination of the Executive's employment with the Company (including, by way of illustration and not in limitation, the payments described in Sections 4.3 and 4.6), the Executive shall at the time of such termination, execute and deliver to the Company (and shall fail to revoke within such time periods as may be established by law) a full and unconditional release in favor of the Company and its affiliates of all obligations other than those set forth in this agreement, in form and substance satisfactory to the Company.

     5.   Covenants of the Executive.  The Executive acknowledges that (i) the
          --------------------------
principal business of the Company is the broadline foodservice distribution business (the "Present Business"); (ii) the Company constitutes one of a limited number of persons who have developed the Present Business; (iii) the Executive's work for the Company will give him access to the confidential affairs and proprietary information of the Company, not readily available to the public; and
(iv) the agreements and covenants of the Executive contained in this Section 5 are essential to the business and goodwill of the Company. Accordingly, the Executive agrees as follows:

          5.1    Covenant Against Competition. During the Term and for a
                 ----------------------------
period of one (1) year after the termination of the Executive's employment with the Company for any reason (such period commencing on the date hereof is hereinafter referred to as the "Restricted Period"), the Executive shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, (i) SYSCO Corporation, Alliant (formerly Kraft) Foodservice, Inc., PYA/Monarch, Performance Food Group Corporation, MBM Corporation, ProSource, Inc., Ameriserve, Inc. or Marriott Distribution Services or (ii) any business, firm, corporation, partnership or other entity which engages in (A) the Present Business, or (B) any other principal line of business developed by the Company after the date hereof but prior to the date of termination of Executive's employment with the Company (a "New Business") in any state (other than any Excluded State, as defined below) in which the Company has conducted business during the Measuring Period (as defined below); provided, however, that
                                                         --------  -------
the Executive may own, directly or indirectly, solely as an investment, securities of any business, firm, corporation, partnership or other entity which are traded on any national securities exchange or the NASDAQ if the Executive
(A) is not a controlling person of, or a member of a group which controls, such entity and (B) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such entity. The "Measuring Period" shall be the two
(2) year period preceding the date of termination of the Executive's employment with the Company. For purposes of this Section 5.1, "Excluded State" shall mean any state in which annual sales of the Company in the most recently completed fiscal year (as of the time such determination is to be made) were less than $1,000,000.

          5.2    Solicitations of Customers. During the Restricted Period, the
                 --------------------------
Executive shall not, directly or indirectly, for his own account or as proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, sell or broker, offer to sell or broker, contact or solicit any orders for the purchase of foodstuffs, paper products, chemical products or other products of a nature typically sold by broadline foodservice distributors from any person, corporation or other entity which was a customer or prospective customer of the Company at any time during the Measuring Period. For purposes of this Agreement, "customers of the Company" means and includes (i) any and all persons, businesses, corporations, partnerships or other entities which (A) have done business with the Company as a customer during the relevant time period, (B) have been contacted by the Company for the purpose of purchasing the Company's products or services, or (C) have preexisting business relationships and/or dealings with the Executive when his employment with the Company terminates and (ii) all persons, businesses, corporations, partnerships or other entities which control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such customer of the Company. For purposes of this Agreement, "customers" includes food service brokers, prospective customers and referral sources of customers.

          5.3    Solicitation of Employees. During the Restricted Period, the
                 -------------------------
Executive shall not, directly or indirectly, for his own account or as proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, solicit to hire or hire any person (i) who is an employee of the Company, or (ii) who has left the employment of the Company for a period of one (1) year following the termination of such employee's employment, for employment with any person, business, firm, corporation, partnership or other entity other than the Company.

          5.4    Confidential Information. From and after the date of this
                 ------------------------
Agreement, the Executive shall not at any time, directly or indirectly, use for pecuniary benefit or disclose to any person, business, firm, corporation, partnership or other entity any confidential or proprietary information concerning the Company, its business, its suppliers or its customers. All information, whether written or otherwise, regarding the Company's business, including but not limited to, information regarding customers, customer lists, costs, prices, earnings, systems, operating procedures, prospective and executed contracts and other business arrangements, sources of supply and business acquisition strategies (including pricing models) are presumed to be confidential information of the Company for purposes of this Agreement. The Executive agrees to return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by the Executive, which contain any information relating to the Company, its business, its suppliers or its customers, promptly upon termination of this Agreement, and the Executive shall neither make nor retain any copies of such material without the prior written consent of the Company.

          5.5    Cumulative Provisions. The covenants and agreements contained
                 ---------------------
 in this Section 5 are independent of each other and cumulative.

          5.6    Acknowledgments. The Executive acknowledges the broad scope of
                 ---------------
the covenants contained in this Agreement, but agrees that such covenants are reasonable in light of the scope of the Executive's duties and knowledge of the Company. The Executive further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him of a means of earning a livelihood.

          5.7    Remedies for Breach. The Executive further acknowledges and
                 -------------------
agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Company. Accordingly, in the event of a breach or threatened breach by the Executive of any of the provisions of this Section 5, the Company shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction, to prevent the Executive from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities,
-------- ----
expenses and costs incurred by the Company as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Company in connection with, or as a result of, the enforcement of these covenants. The Executive expressly waives any requirement based on any statute, rule or procedure, or other source, that the Company post a bond as a condition of obtaining any of the above described remedies.

          5.8    Divisibility. The Executive agrees that the provisions of this
                 ------------
Section 5 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

          5.9    Notice of Employment. During the Restricted Period the
                 --------------------
Executive shall provide immediate written notice to the Company of each instance of ownership, management, operation, control, proprietorship, employment, agency or consultancy in which the Executive becomes involved, including, but not limited to, the location and nature of the relationship formed or the services rendered and the identity of the person or entity with whom the relationship has been formed or on whose behalf the services are rendered. The Executive hereby consents to the notification by the Company of any such party of the Executive's obligations under this Agreement.

          5.10   Definition of the Company. For the purposes of this Section 5,
                 -------------------------
any reference to the "Company" shall be deemed to include the Company, USF, any division, affiliate or subsidiary of the Company or USF and any and all subsidiaries, divisions or affiliates acquired or formed by any of such entities after the date hereof.

          5.11   Other Non-Competition Agreements in Favor of the Company.
                 --------------------------------------------------------
The parties acknowledge that the Executive and the Company may enter into other agreements from time to time containing provisions similar to the provisions of this Section 5, including, without limitation,

Stock Option Agreements with respect to stock options granted pursuant to the U.S. Foodservice 1994 Stock Incentive Plan or the U.S. Foodservice 1998 Stock Option and Incentive Plan. The parties intend that all such provisions shall be interpreted to provide the Company with cumulative rights and remedies and that the benefits and protections provided to the Company under each of such agreements shall be given full force and effect.

     6.   Other Provisions.
          ----------------

          6.1    Severability.  If it is determined that any of the provisions
                 ------------
of this Agreement are invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          6.2    Notices.  Any notice or other communication required or
                 -------
permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mails as follows:

                    (i)  If to the Company, to:
                              U.S. Foodservice, Inc.
                              9755 Patuxent Woods Drive
                              Columbia, MD  21046
                              Attn:  David M. Abramson, Executive
                                   Vice President and General Counsel
                              Fax:  410-312-7149

                    (ii) If to the Executive, to the address given by the Executive.

Either such person may by notice in accordance with this Section to the other party hereto designate another address or person for receipt by such person of notices hereunder.

          6.3    Entire Agreement.  This Agreement contains the entire
                 ----------------
agreement between the parties (including all affiliates of the Company) with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. Without limiting the generality of the foregoing, the Executive and the Company acknowledge that upon the execution and delivery of this Agreement, the following agreements shall be null and void: (1) that certain Employment Agreement dated as of January 4, 1996 between the Executive and USF (then known as JP Foodservice, Inc.); and (2) that certain Severance Agreement dated as of September 27, 1995 between the Executive and USF (then known as JP Foodservice, Inc.).

          6.4    Waivers and Amendments. This Agreement may be amended,
                 ----------------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of such rights, power or privilege not any single or partial exercise of any such right, power or privilege, preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

          6.5    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS MADE TO BE PERFORMED ENTIRELY WITHIN THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREUNDER.

          6.6    Jurisdiction.  Except as otherwise provided in Section 7,
                 ------------
below, the Executive irrevocably (i) consents and submits to the jurisdiction of any Maryland state court or federal court located in the State of Maryland with respect to any suit, action or proceeding relating to this Agreement; (ii) waives, to the fullest extent permitted by law, any objection which the Executive may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) waives the right to object that any such court does not have jurisdiction over the Executive; (iv) consents to the service of process in any such suit, action or proceeding by the mailing of copies of such process to the Executive by certified mail, return receipt requested, at the Executive's address indicated in this Agreement or at such other address of which the Company shall have received notice; and (v) agrees not to bring any action relating to this Agreement in any court other than a Maryland state court or federal court located in the State of Maryland. Nothing in this paragraph shall affect the Company's right to serve process in any other manner permitted by law or to bring proceedings against the Executive in any other court having jurisdiction.

          6.7    Assignment.  This Agreement, and the Executive's rights and
                 ----------
obligations hereunder, may not be assigned by the Executive. Any purported assignment by the Executive in violation hereof shall be null and void.

          6.8    Binding Effect.  This Agreement shall be binding upon and
                 --------------
inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

          6.9    Counterparts; Delivery by Facsimile.  This Agreement may be
                 -----------------------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto. The transmission of an executed counterpart of this Agreement by facsimile transmission shall constitute due and sufficient delivery thereof for all purposes.

          6.10   Headings.  The headings in this Agreement are for reference
                 --------
only and shall not affect the interpretation of this Agreement.

     7.   Arbitration.  In the event of any dispute, controversy or claim
          -----------
arising out of any provision of this Agreement, (excluding, however, any dispute, controversy or claim arising out of Section 5), the parties agree to submit such dispute, controversy or claim to arbitration and that the determination in such arbitration shall be final and binding. Arbitration shall be effected in the State of Maryland by a panel of three arbitrators in accordance with the commercial arbitration rules then in force of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. In the event of any conflict between the rules and the provisions of this Section 7, the provisions of this Section 7 shall govern. The arbitrators shall interpret this Agreement in accordance with the substantive laws of the State of Maryland. Any judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof, with costs of the arbitration to be borne equally by the parties, except that each party shall pay the fees and expenses of its own counsel in the arbitration.

     8.   Certain Expenses of the Executive.  With respect to all matters
          ---------------------------------
arising on or after the occurrence of a Change Date, the Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, and provision of this Agreement or any guaranty of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code. Prior to the occurrence of a Change Date, the Company agrees to pay all expenses of the nature described in the preceding sentence, but only to the extent that, and upon the determination that, the position of the Executive with respect to the matter being contested was correct.

     IN WITNESS WHEREOF, the parties hereto have signed their names under seal as of the day and year first written above.

                                   U.S. FOODSERVICE, INC.

                                   By:   /s/ David M. Abramson           (SEAL)
                                      ------------------------------------
                                      Name: David M. Abramson
                                      Title:  Executive Vice President


                                   EXECUTIVE

                                   /s/ George T. Megas                   (SEAL)
                                   ---------------------------------------
                                   George T. Megas